Exhibit 99.3
For further information contact
Rodger W. Smith 1-800-451-1294
FOR IMMEDIATE RELEASE
Callon Petroleum Company Issues Guidance
For Full-Year 2007
          Natchez, MS (November 5, 2007)—Callon Petroleum Company (NYSE: CPE) is issuing guidance for the full-year 2007. The guidance, found in the table below, is expressed in ranges for the detailed components.
Full-Year 2007
Guidance Estimates
(In thousands, except production unit amounts)

Estimated production volumes:
Natural gas (Bcf)	12.0 — 13.0
Crude oil (Mbo)	1,075 — 1,150
MMcfe/d	51 — 55

Lease operating expenses	$27,500 — $28,500

General and administrative expenses:	$9,500 — $9,800

Interest expense:	$33,900 — $35,000

Medusa Spar LLC, net of tax	$500 — $600

DD & A — Oil and gas properties	$74,000 — $78,000

Accretion expense	$3,800 — $4,000

Income tax rate	35%

Cash income tax rate	0%

          The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.
          Listed below are the outstanding hedges for natural gas and crude oil for the remainder of 2007.

		Quarter Ended
Natural Gas		12/31/07

Collars	Volume (MMcf)	1,800
	Ceiling	$12.70
	Floor	$8.00

Crude Oil

Collars	Volume (Mbo)	75
	Ceiling	$83.30
	Floor	$65.00

Collars	Volume (Mbo)	75
	Ceiling	$94.20
	Floor	$65.00
          Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in the offshore waters of the Gulf of Mexico.
          This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the left side of the homepage.
          This news release contains projections and other forward-looking statements (including statements about fiscal third quarter and full-year financial and operating performance) within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:
•	general economic and industry conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2006 on Form 10-K.
          The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.